Exhibit 8

                                  PERDIGAO S.A.

        NEGOTIATION POLICIES OF SECURITIES AND DISCLOSURE OF STATUTES OR
                                 RELEVANT FACTS

This instrument, approved by the Board of Directors of Perdigao S.A., in a meeting held on July 23, 2002, is governed by Laws n(0) 6,385/76 and 6,404/76, and CVM Instructions n(0) 8/79, 168/91, 202/93, 229/95, 299/99, 358/02, as well as the Norms for Joining Level 1 of Corporate Governance at the Sao Paulo Stock Exchange (Bovespa).

I.   DEFINITIONS:
     -----------

     For the purpose of these policies, the following terms are defined as:

     ISSUER - Perdigao S.A., public company, controller of the companies that comprise the Perdigao group, enrolled under taxpayer number CNPJ n(0) 01,838,723/0001-27, headquartered at Avenida Escola Politecnica n(0) 760, in the City and State of Sao Paulo.

     STATUTES AND RELEVANT FACTS - all statutes and facts occurred, or with the possibility of future occurrence, in the ISSUER'S business and/or that of its subsidiaries, (any decision made by a controlling shareholder, decision made by a general meeting of the ISSUER'S administrative organs, or any other facts of a policy/administrative, technical, negotiable or economical/financial nature) that may influence, in any possible way, the price of the ISSUER'S securities or those that are linked to them, or influence the decision of investors to buy, sell or maintain the securities, or influence investors to exercise inherent rights based on the condition of the ISSUER'S securities or those linked to them. The CVM Instruction n(0) 358/02 lists, in the sole paragraph of Article 2, examples of STATUTES OR RELEVANT FACTS.

     PRIVILEGED INFORMATION - knowledge of the STAUTES OR RELEVANT FACTS prior to these statutes or facts are released to the official regulating organs, such as the Brazilian Securities and Exchange Commission (Comissao de Valores Mobiliarios - CVM), the American Securities and Exchange Commission ("SEC") and the Stock Exchanges and, simultaneously, to the shareholders in general, by means of disclosure or publishing this information by members of the press.

     INEQUITABLE PRACTICE - use of PRIVILEGED INFORMATION to gain, in self-benefit or in that of others, advantages to negotiate securities.

     PRINCIPLE INVESTORS - means (i) ISSUER shareholders, controllers or not, that have any participation, direct or indirect, in the administration of the ISSUER or its subsidiaries; (ii) the administrators (which includes members of the Board of Directors, the Directors, statutory or not), the members of the Audit Committee and members of other organs that hold technical or consulting positions at the ISSUER or its subsidiaries, created or that are to be created for statutory reasons; and (iii) employees and executives that have access to the ISSUER'S relevant information or that of its subsidiaries, regardless of the position held, or the title of the position which, be it due to the nature of the work, be it due to a possible failure in the communication and/or information system, gain knowledge, through direct or indirect access, of PRIVILEGED INFORMATION of the ISSUER or its subsidiaries.

     RELATED INVESTORS - means (i) the spouses that are not legally separated, companion, dependents included in a declaration of income tax or controlled business, of the PRINCIPLE INVESTORS, directly or indirectly (ii) any person that has knowledge of PRIVILEGED INFORMATION and is aware that this information has not yet been released to the market, especially those that hold a relationship of a commercial, professional or trusting nature with the ISSUER, such as independent auditors, stock analysts, consultants and institutions of the stock distribution system; and/or (iii) administrators that leave the administration of the ISSUER or that of its subsidiaries prior to the public release of business or a deal initiated during his/her term in the administration, for the period of 6 (six) months after leaving; and/or (iv) businesses controlled directly or indirectly by the respective PRINCIPLE INVESTORS.

II.  NEGOTIATING POLICY:
     ------------------

1.   Prohibited in Negotiations in General

     PRINCIPLE INVESTORS and RELATED INVESTORS are aware that it is illegal practice and subject to legal punishment to:

     a) use PRIVILEGED INFORMATION, by means of INEQUITABLE PRACTICE, to obtain for one's self, or others, advantages to negotiate securities;

     b) not use all available efforts to maintain any PRIVILEGED INFOMATION confidential until it is released publicly, as stipulated in the policy terms for disclosure of said information in this instrument;

     c) negotiate ISSUER'S securities or those linked to them prior to the disclosure of PRIVILEGED INFORMATION or within a period of 15 (fifteen) days prior to the release of the ISSUER'S quarterly (ITR) or annual information (DFP, IAN),



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

          whose deadlines for release are outlined in the widely published ISSUER'S Annual Events Schedule.

     d) negotiate ISSUER'S securities, or those linked to them, with the intention of promoting incorporation, total or partial spin-off, mergers, transformations or reorganization of partners.

     The ISSUER is also prohibited to negotiate its own shares during the periods outlined in items "a", "c" and "d" aforementioned.

     The restriction outlined in item "a" above does not apply to the acquisition of shares that are held by the treasury, by means of private negotiation, resulting from the use of a buy option in accordance with the issuer's plan for the buy option approved in a general meeting.

     Controlling shareholders, direct or indirect, Directors and members of the Board of Directors of the ISSUER and its subsidiaries, also cannot negotiate the ISSUER'S securities, or those linked to them, whenever the ISSUER itself is carrying out an acquisition or an alienation of its own [the ISSUER'S] securities, those of its subsidiaries, those of linked companies or those of a company in which the ISSUER holds shares, or if an option or mandate has been issued for the same reason.

     The PRINCIPLE INVESTORS and the RELATED INVESTORS may inform the ISSUER, in writing, of their plans for periodic negotiation as investment, or their programmed withdrawal of investment, in order to obtain more flexibility to negotiate their shares, so long as the restrictions outlined in the effective regulations are respected.

     The restrictions outlined in item 1 are applicable to negotiations carried out, directly or indirectly, by the PRINCIPLE INVESTORS, even if these negotiations are carried out for these people by means of (i) companies controlled by them; and (ii) others with whom a trust agreement or a stock portfolio is held. Negotiations carried out by investment funds that are comprised of the aforementioned persons are not considered indirect negotiations, so long as the investment funds are not exclusive and the negotiation decisions made by the investment fund manager cannot be influenced by the investors [of these investment funds].

2.   Disclosure Information on Negotiations by Administrators or People Linked

2.1. The Directors, members of the Board of Directors or of the Audit Committee, and any organs holding technical or consulting positions, created or to be created statutorily, are obliged to communicate to the ISSUER the quantity, nature (common and/or preferred, when dealing with shares) and the manner of acquisition of that shares and controlled or controlling companies (that are public companies), or linked to them, in which they hold stakes, as well as alterations to their positions. Said communication shall be made in the format in Annex I. The ISSUER, in its turn, shall send such information immediately to the CVM and to the Stock Exchanges where


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     the ISSUER'S securities are traded, advising those to which the information refers of this dispatch.

2.2. The Directors, members of the Board of Directors or of the Audit Committee, and any organs holding technical or consulting positions, created or to be created statutorily, shall carry out the communication outlined in item 2.1, immediately after the installation and, also within a maximum of 10
     (ten) days after the end of the month in which the alteration of the positions held by them are verified, showing the position balance in the period. Should any of the Directors, members of the Board of Directors or of the Audit Committee, and any organs holding technical or consulting positions, have entered their positions prior to the date that this instrument became effective, these persons shall immediately advise the ISSUER, in the format in Annex II, of the current quantity, nature (common and/or preferred, when dealing with shares) and the manner of acquisition of that shares and controlled or controlling companies (that are public companies), or linked to them, in which they hold stakes, so that the ISSUER can adopt the same procedure outlined in item 2.1.

2.3. The individuals outlined in item 2 shall also show the securities that are owned by their spouse, from which they are not legally separated; companion; any dependent included in their annual income tax declaration, and directly or indirectly controlled companies, any alteration in the ownership of the said securities.

3. Disclosure Information on the Acquisition and Alienation of Relevant Stakes on Negotiations Carried Out by Controllers and Shareholders with a Relevant Stake

3.1. Controlling shareholders, direct or indirect, and shareholders that elected the member of the Board of Directors or of the Audit Committee, as well as any individual or company, or group, acting in conjunction with or representing a common interest, that achieves participation, directly or indirectly, that corresponds to 5% (five percent) or more of the kind or class of shares that represent the ISSUER'S capital, shall send to the ISSUER, to the CVM, to the SEC and to the Stock Exchanges where the ISSUER'S shares are traded, a communication in the format of Annex III.

3.2. Equally obliged to disclose the same information are the person or group of persons with a common interest, a share stake equivalent to or above the percentage referred to in item 3.1., every time that the referred stake increases by 5% (five percent) in kind or class of shares representing the business capital of the ISSUER.

3.3. The obligations outlined in items 3.1. and 3.2. are also applicable to the acquisition of any rights on shares and other securities therein mentioned.

3.4. Communication to the ISSUER, to the CVM, to the SEC and to the Stock Exchanges where the ISSUER'S securities are traded, shall be carried out immediately after the stake, in item 3, is achieved.



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

3.5. The persons mentioned in item 3.1. shall also advise of the alienation or the extinction of shares and other securities mentioned in this item, or of any rights to them [the securities], every time that said alienation or extinction reaches the percentage mentioned in item 3.

3.6. The CVM may authorize that the disclosure of the matters contained in item 3 be discarded, based on the level of distribution of the ISSUER'S securities in the market, and the declaration of the acquirer that the purpose of the purchase is not to alter the composition of the control or the administrative structure of the ISSUER, so long as the effective publicity, by means of communication considered satisfactory by the CVM, is assured.

4.   Alteration of the Negotiation Policy

     The negotiation policy outlined herein may only be altered by order from the Board of Directors, and may not be altered, in any way or manner, pending the disclosure of a STATUTE OR RELEVANT FACT.


III. POLICY FOR DISCLOSURE:

1.   Basic Aims for the Policy for Disclosure of a STATUTE OR RELEVANT FACT

     This policy adopted by the ISSUER for disclosure a STATUTE OR RELEVANT FACT is aimed at assuring the understanding of the aims of the abundance, quality, transparency, efficiency and equality in the treatment of the shareholders in the disclosure of information contained in the STATUTE OR RELEVANT FACTS related to the ISSUER'S securities or those linked to them.

     Besides this, this policy for disclosure information aims to maintain the trust of investors, employees and participants in the capital markets in general, regarding the veracity and recentness of information pertinent to the reality of activities and the ISSUER'S socioeconomic situation and that of its subsidiaries at any time whatsoever. This policy also governs the disclosure of information relevant to investment analysts, the specialized press and employees of the ISSUER.

2.   Procedures for Disclosure

     It is the responsibility of the Vice-President of Finances, Control and Investor Relations (the Chief Financial Officer) to disclose and communicate to the CVM, to the SEC and to the Stock Exchanges where the ISSUER'S securities are traded, any STATUTE OR RELEVANT FACT occurred or related to the ISSUER'S business, as well as promote the wide and immediate transmission, simultaneously in all markets where said securities are traded.



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

     The PRINCIPLE INVESTORS shall communicate any information that is understood to be a STATUTE OR RELEVANT FACT to the Vice-President of Finances, Control and Investor Relations, who shall decide on the need to disclose the information to the market and on the amount and kind of details to be disclosed.

     In the case that the Vice-President of Finances, Control and Investor Relations is absent in the need to disclose a STATUTE OR RELEVANT FACT to the market, the PRINCIPLE INVESTORS that are aware of the information that is considered necessary to be disclosed, shall communicate it [the STATUTE OR RELEVANT FACT] to the CVM.

     Should uncommon fluctuations occur in the rate, price or quantity traded of the ISSUER'S securities or those linked to it, the Vice-President of Finances, Control and Investor Relations shall inquire those persons that the director believes hold PRIVILIGED INFORMATION, with the objective of checking whether these persons have certain information that should be disclosed to the market.

     Disclosure shall be carried out by publication in the newspaper with the widest circulation as used regularly by the ISSUER, and may be summarized, showing the Internet address where complete information will be available, in a clear and precise format, and in an accessible language. Disclosure covered by this policy shall be made in English and Portuguese. Information disclosed by means of the Internet shall be constantly updated and shall include information of detail identical to that provided to the CVM, to the SEC and to the Stock Exchanges.

     Disclosure shall be simultaneously sent to all markets where the ISSUER'S securities are traded, and, whenever possible, prior to the opening or after the closing of trading in both countries; prevailing, in the case of incompatibility, the trading hours of the Brazilian market.

     The Vice-President of Finances, Control and Investor Relations may, upon communicating the STAUTE OR RELEVANT FACT, request the Stock Exchanges, always simultaneously, to suspend trading of the ISSUER'S securities for the period necessary for the adequate disclosure of the relevant information, should it become imperative that the disclosure be carried out during trading hours. Such suspension of trading shall not be effective in Brazil while the Stock Exchange in another country is still trading the ISSUER'S securities or those linked, and, while on that Stock Exchange, the trading of those shares is not suspended.

     The disclosure of information shall not be made to a restricted group of persons, but rather to the investor market in general. Should information considered to be a STATUTE OR RELEVANT FACT be inadvertently revealed to a specific person or specific group of persons, the ISSUER, by means of the Vice-President of Finances, Control and Investor Relations, shall carry out the immediate disclosure of the information, in identical detail.



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

3.   Exception to Immediate Disclosure

     The STATURE OR RELEVANT FACTS may, exceptionally, not be disclosed to the market when the controlling shareholders or administrators understand that the disclosure will legitimately put the ISSUER'S interest at risk.

     It will be the responsibility of the Vice-President of Finances, Control and Investor Relations to request the president of the CVM to analyze the possible exception to the disclosure, in the format outlined in Article 7 of the CVM Instruction n(0) 358/02.

     Should the STATUTE OR RELEVANT FACT be linked to operations directly involving controlling shareholders and these [controlling shareholders] decide to withhold disclosure, the controlling shareholders shall inform the ISSUER'S Vice-President of Finances, Control and Investor Relations.

     Notwithstanding, the controlling shareholders and the administrators are obliged to, directly or by means of the Vice-President of Finances, Control and Investor Relations, immediately disclose a STATUTE OR RELEVANT FACT to the market, should this information escape control or if there is irregular fluctuation in the rate, price or quantity traded of the ISSUER'S securities or those linked to them.

4.   Duty to Maintain Confidentiality

     It is the responsibility of the PRINCIPLE INVESTORS to maintain information related to a STATUTE OR RELEVANT FACT confidential to those that have privileged access due to their position, or job, or any reason, until the disclosure to the market, as well as encouraging the RELATED INVESTORS to do the same.

5.   Basic Principles regarding Disclosure of Results and Other Information

     The ISSUER does not adopt projections of results as one of its disclosure policies. Nevertheless, in meetings with investment analysts, the Vice-President of Finances, Control and Investor Relations shall supply said analysts with information that is considered pertinent to promote the development of the adequate evaluation of the ISSUER'S securities, and may, for this reason, comment on strategies and perspectives for the ISSUER'S future.

     Any information that is disclosed and that refers to projections, of any nature, shall be accompanied by language (i) showing that such information should be evaluated by market participants with special caution as it is unconfirmed information and based on mere expectations of the ISSUER'S administrators, and (ii) showing the factors considered important and that may imply different results to those expected by the ISSUER'S administrator.

     Should the ISSUER'S administrator report that the STATUTE OR RELEVANT FACT, including any projection, previously disclosed was or became significantly incorrect, the Vice-President of Finances, Control and Investor Relations shall



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     immediately disclose the correct information as soon as that mistake is identified, seeing to it that the periodic correction of information is sent on to the CVM.

     Concerning the expectation of results and reports prepared for investment analysts, the ISSUER'S administrators will be limited to commenting the facts and premises following the models established by such analysts. Conclusions that said analysts come to in their reports will not be commented on. The ISSUER shall not circulate to any interested party any report that has been prepared by investment analysts.

     The ISSUER shall not expose its results, in the form of a forecast, from the moment that these data are discovered until the moment of their widespread disclosure to the market.

     Unfavorable or negative information to the ISSUER shall be disclosed in the same manner and with the same promptness as favorable information.

6.   Disclosure of Annual and Quarterly Results

     The disclosure shall be made to the Brazilian and foreign markets, where the ISSUER'S securities are traded, outside of trading hours of all these Stock Exchanges.

     The result shall also be, in the same situation, made available on the ISSUER'S web page on the Internet and forwarded to the analysts and investors that are registered with the ISSUER.

     In these cases, the ISSUER shall hold press conferences with the specialized press, in order to promote widespread awareness of the quarterly results.

7.   Conference Calls/Simultaneous Transmissions

     Conference calls or simultaneous transmissions after the disclosure of the results shall be carried out. Besides this, other possible conference calls may be held, should they be necessary, at the discretion of the Vice-President of Finances, Control and Investor Relations.

     In the conference calls or simultaneous transmissions, the information communicated to the market by means of the press may be discussed at length.

     Conference calls or simultaneous transmissions shall always be conducted by the Vice-President of Finances, Control and Investor Relations, while other Directors of the ISSUER may take part.

8.   Meetings with Investment Analysts

     The ISSUER will hold presentations at the Brazilian Association of Market Analysts (Associacao Brasileira de Analistas de Mercado) - Abamec, on an annual basis, in the



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

     main capital cities, such as Sao Paulo and Rio de Janeiro, as well as other regional requirements.

     Meetings with only one analyst or a small group of analysts shall always be held upon request. In this case, the Vice-President of Finances, Control and Investor Relations shall only comment on information that has already been disclosed to the public.

9.   Road Shows

     The ISSUER shall meet with its current or potential principle investors in visits promoted by the company or in conferences promoted by the market institutions, and in moments at the discretion of the Vice-President of Finances, Control and Investor Relations.

10.  Attending Investors

     Investors and market analysts shall always be attended by the Vice-President of Finances, Control and Investor Relations and/or by a representative from the investor relations area, and these persons may be accompanied by other Directors of the ISSUER, or a technical team, at the discretion of the Vice-President of Finances, Control and Investor Relations.

     Information that has already been disclosed to the market and which is requested again in meetings and presentations to investors and investment analysts, but which is not available at that moment, shall be sent at a later date to those persons.

11.  Answers to Rumors

     It is the ISSUER'S policy to not comment on rumors or speculation originating in the market, except in extreme situations which imply or may imply significant volatility of the ISSUER'S securities or those linked to them.

12.  Relations with Strategic Partners

     When necessary, the exchange of relevant undisclosed information with strategic partners shall always be formalized with a confidentiality agreement. Should any of this information be inadvertently disclosed to another party, by any of the parties in the confidentiality agreement, the Vice-President of Finances, Control and Investor Relations shall immediately disclose the information to the market, in the same details.

     13. Sharing Information Among the Investor Relations Area and the Other Administration Areas of the ISSUER

     The ISSUER'S other administrators shall always maintain the Vice-President of Finances, Control and Investor Relations up to date with sufficient information of a



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     strategic, operational, technical or financial nature and the
     Vice-President of Finances, Control and Investor Relations shall decide on the need to disclose the matter to the public and on the level of details.

IV.  FINAL PROVISIONS AND PENALTIES:


     The non-compliance of the previsions in this instrument is considered a serious violation, according to the provisions in ss. 3 of Article 11 of Law n(0) 6,385/76, and subject to a fine which will be applied by the CVM.


V.   INFORMATION TO THE ISSUER:

     All information referred to in this instrument which shall be sent to the ISSUER, as well as any clarification on matters regarding the ISSUER, should be sent to the Management of Investor Relations, headquartered at Av. Escola Politecnica, 760 - 2(0) andar - 05.350-901 - Sao Paulo-SP; e-mail: acoes@perdigao.com.br; fax 0055 011 3718-5297; telephones: 005 011 3718-5465 / 5301 / 5306.

VI.  TERM:

     The norms outlined in this instrument are effective as of the approval date provided by the Board of Directors, and are valid for an undetermined term, while there is no alteration handed down by the Board of Directors. The ISSUER shall take all measures so that all persons that should submit formal recognition of this instrument do so in the format in Annex IV.



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


                                     ANNEX I

--------------------------------------------------------------------------------

                 NEGOTIATIONS CARRIED OUT WITH PERDIGAO S.A. SECURITIES
--------------------------------------------------------------------------------

PERIOD:                      [month / year]
--------------------------------------------------------------------------------

NAME OF BUYER AND SELLER:

--------------------------------------------------------------------------------

QUALIFICATION:

--------------------------------------------------------------------------------

DATE OF SALE:

--------------------------------------------------------------------------------

NATURE OF SALE:

--------------------------------------------------------------------------------

SECURITIES:

--------------------------------------------------------------------------------

TOTAL QUANTITY:

--------------------------------------------------------------------------------

QUANTITY, OF KIND AND
CLASS:

--------------------------------------------------------------------------------

PRICE:

--------------------------------------------------------------------------------

BROKER USED:

--------------------------------------------------------------------------------

OTHER RELEVANT INFORMATION:

--------------------------------------------------------------------------------

Place and Date:             Signature:
--------------------------------------------------------------------------------


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



                                    Annex II

--------------------------------------------------------------------------------

                     OWNERSHIP OF SECURITIES ISSUED BY PERDIGAO S.A.
--------------------------------------------------------------------------------

NAME OF OWNER:

--------------------------------------------------------------------------------

QUALIFICATION:

--------------------------------------------------------------------------------

SECURITIES:

--------------------------------------------------------------------------------

TOTAL QUANTITY:

--------------------------------------------------------------------------------

QUANTITY, BY KIND AND
CLASS:

--------------------------------------------------------------------------------

FORM OF ACQUISITION:

--------------------------------------------------------------------------------

OTHER RELEVANT INFORMATION:

--------------------------------------------------------------------------------

Place and Date:             Signature:
--------------------------------------------------------------------------------



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                                    ANNEX III

--------------------------------------------------------------------------------

              ACQUISITION OR ALIENATION OF RELEVANT STAKE IN PERDIGAO S.A.
--------------------------------------------------------------------------------

PERIOD:                      [month / year]
--------------------------------------------------------------------------------

NAME OF BUYER AND SELLER:

--------------------------------------------------------------------------------

QUALIFICATION:                                     CNPJ/CPF:
--------------------------------------------------------------------------------

DATE OF SALE:

--------------------------------------------------------------------------------

NATURE OF SALE:

--------------------------------------------------------------------------------

SECURITIES:

--------------------------------------------------------------------------------

QUANTITY REQUESTED:

--------------------------------------------------------------------------------

QUANTITY, BY KIND AND
CLASS:

--------------------------------------------------------------------------------

PRICE:

--------------------------------------------------------------------------------

BROKER USED:

--------------------------------------------------------------------------------

OBJECTIVE OF STAKE:

--------------------------------------------------------------------------------

QUANTITY OF CONVERTIBLE
DEBENTURES IN SHARES,
ALREADY HELD, DIRECTLY OR
INDIRECTLY:

--------------------------------------------------------------------------------
QUANTITY CONVERTIBLE
DEBENTURE SHARES, BY KIND
AND CLASS, IF THIS IS THE
CASE:

--------------------------------------------------------------------------------

QUANTITY OF OTHER
SECURITIES HELD, DIRECTLY
OR INDIRECTLY:

--------------------------------------------------------------------------------

SHOW ANY AGREEMENT OR
CONTRACT THAT REGULATES
THE RIGHT TO VOTE, OR BUY
AND SELL SECURITIES ISSUED
BY THE COMPANY:

--------------------------------------------------------------------------------

OTHER RELEVANT INFORMATION:

--------------------------------------------------------------------------------

Place and Date:             Signature:
--------------------------------------------------------------------------------



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                                    ANNEX IV

                      TERM OF AGREEMENT TO THE NEGOTIATION
                    POLICIES OF SECURITIES AND DISCLOSURE OF
                           STATUTES AND RELEVANT FACTS

     By means of this instrument, for the aims and effects provided for in Articles 15, ss.1, item I, and 16, ss.1 of the CVM Instruction n(0) 358/02, [insert name and qualification], resident and domiciled at [insert complete address], enrolled under taxpayer number CNPJ n(0) [insert taxpayer number] and bearer of identity card n(0) [insert identity number RG or RNE and the organ that issued ID], employed as [insert position, function, or relationship with company] at [insert name of company], limited liability company headquartered at [insert address of company], enrolled under business taxpayer number CNPJ n(0) [insert taxpayer number], do solemnly declare to have total knowledge of the rules established by the Negotiation Policies of Securities and Disclosure of Statutes or Relevant Facts, and am bound to faithfully obey such rules. This Term of Agreement is signed in triplicate, of equal form and detail, in the presence of 2 (two) witnesses signed below.

                      [insert place and date of signature]


                        ---------------------------------
                            [insert name of declarer]



Witnesses:


1. _____________________
   Name:
   Id.:
   Taxpayer Number CPF:

2. _____________________
   Name:
   Id.:
   Taxpayer Number CPF:




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